As filed with the U.S. Securities and Exchange Commission on November 22, 2000
                                                            Registration No. 33-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM S-8

                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                                BSD Medical Corp.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                   Delaware                                  75-1590407
-----------------------------------------------        -------------------------
         (State or other jurisdiction of                    (I.R.S. Employer
          incorporation or organization)                   Identification No.)

                  2188 West 2200 South, West Valley, Utah 84119
--------------------------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                            1998 Stock Incentive Plan
                             1987 Stock Option Plan
--------------------------------------------------------------------------------
                            (Full Title of the Plans)

                               Dixie Toolson Sells
                               Corporate Secretary
                              2188 West 2200 South
                             West Valley, Utah 84119
--------------------------------------------------------------------------------
                     (Name and Address of Agent For Service)

                                  801.972.5555
--------------------------------------------------------------------------------
          (Telephone Number, Including Area Code, of Agent For Service)

                         CALCULATION OF REGISTRATION FEE

============================================ ==================== ================ ================== ==============
                                                                     Proposed          Proposed
                                                                      Maximum           Maximum         Amount of
            Title of Each Class                 Amount to be      Offering Price       Aggregate      Registration
      of Securities to be Registered             Registered        Per Share (1)    Offering Price(1)      Fee
-------------------------------------------- -------------------- ---------------- ------------------ --------------
  Common Stock, par value $.01 per share     1,800,000 shares(2)       $0.91          $1,638,000         $433.00
============================================ ==================== ================ ================== ==============

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933, and computed to Rule 457(h)(1) under the Securities Act of 1933, based on the average of the high and low prices of the shares of common stock on November 15, 2000, as reported on the Electronic Over The Counter Bulletin Board.

(2) Pursuant to Rule 416, there are also being registered additional Common Shares as may be required to be issued in the event of an adjustment as a result of an increase in the number of issued Common Shares resulting from a subdivision of such shares, the payment of a stock dividend, or certain other capital adjustments.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

         The documents containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or delivered to plan participants as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended, by the Securities and Exchange Commission. Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of
Section 10(a) of the Securities Act of 1933.

Item 2.  Registrant Information and Employee Plan Annual Information.

         In accordance with Rule 428 under the Securities Act of 1933, the information required by this item has been omitted from this Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed with the Securities and Exchange Commission are incorporated herein by reference and shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents:

         (a) Our most recent Annual Report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act");

         (b) All other reports we filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by our most recent Annual Report;

         (c) Description of our shares of common stock contained in the registration statement filed under the Securities Act of 1933, including any amendment or report filed for the purpose of updating such information; and

         (d) All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment, which indicates that all securities offered have been sold or which deregistered all securities then remaining unsold.

Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Our shares of common stock have been registered under Section 12 of the Exchange Act.

Item 5.  Interest of Named Experts and Counsel.

         None.

Item 6.  Indemnification of Directors and Officers.

         Section 145(a) of the General Corporation Law of the State of Delaware ("Delaware Corporation Law") provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative(other than an action by or in the right of the corporation), by reason of the fact that he is or was a director or officer of the corporation. Such indemnity may be against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if the indemnified party acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and if, with respect to any criminal action or proceeding, the indemnified party did not have reasonable cause to believe his conduct was unlawful.

         Section 145(b) of the Delaware Corporation Law provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation, against any expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation.

         Section 145(g) of the Delaware Corporation Law provides, in general, that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of the law.

         Our Certificate of Incorporation limits the personal liability of directors and officers for monetary damages to the maximum extent permitted by the Delaware Corporation Law. Our Certificate of Incorporation also provides that we will indemnify our directors and officers against any damages arising from their actions as agents of ours, and that we may similarly indemnify our other employees and agents. We are also empowered under our Certificate of Incorporation to enter into indemnification agreements with our directors and officers.

         Our Bylaws provide that, to the full extent permitted by the our Certificate of Incorporation and the Delaware Corporation Law, we will indemnify (and advance expenses to) our officers, directors and employees in connection with any action, suit or proceeding (civil or criminal) to which those persons are made party by reason of their being a director, officer or employee). Any such indemnification will be in addition to the advancement of expenses.

         The terms of our Stock  Incentive  Plan  provide  that,  to the fullest extent permitted by our Certificate of Incorporation and Bylaws and by the Delaware Corporation Law, no member of the committee which administers the plan will be liable for any action or omission taken with respect to the plan or any options issued thereunder. The Plans also provide that no member of our Board of Directors will be liable for any action or determination made in good faith with respect to the Plans or any option granted thereunder. There is no pending litigation or proceeding involving any of our directors, officers, employees or other agents as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director, officer, employee or other agent.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

Item 9.  Undertakings.

         The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect  in the  prospectus  any facts or events  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii)To include  any  material  information  with  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)  To  remove  from   registration  by  means  of  a  post-effective
               amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plans annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Valley, State of Utah, on November 22, 2000.

                               BSD Medical Corp.


                                 By:  /s/ Hyrum A. Mead
                                    -----------------------------------
                                          Hyrum A. Mead
                                          Chief Executive Officer


                                 By: /s/ Hyrum A. Mead
                                    -----------------------------------
                                          Hyrum A. Mead
                                          Principal Financial Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Hyrum A. Mead and Paul F. Turner, and each of them, his attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.



Signature                                  Title                                             Date

 /s/ Hyrum A. Mead                         Chief Executive Officer (Principal                November 22, 2000
---------------------------------
Hyrum A. Mead                              Executive Officer, Principal Financial
                                           Officer)

 /s/ Paul F. Turner                        Chairman, Sr. VP, and Chief Technology            November 22, 2000
---------------------------------          Officer
Paul F. Turner

 /s/ Gerhard W. Sennewald                  Director                                          November 22, 2000
---------------------------------
Gerhard W. Sennewald

 /s/ J. Gordon Short                       Director                                          November 22, 2000
---------------------------------
J. Gordon Short

 /s/ Michael Nobel                         Director                                          November 22, 2000
---------------------------------
Michael Nobel

                                  EXHIBIT INDEX

Exhibit Number            Description

4.1                       1998 Stock Incentive Plan
4.2                       1987 Stock Option Plan
5.1                       Opinion of Parsons Behle & Latimer
15.1                      Inapplicable
23.1                      See Exhibit 5.1
23.2                      Consent of Tanner + Co.
24.1                      Power of Attorney (see signature page)

Exhibit 4.1

                              STOCK INCENTIVE PLAN

         BSD MEDICAL CORPORATION, a Delaware corporation, (the "Company") adopts this Stock Incentive Plan (the "Plan"), effective February 9, 1998.

1. Purpose. The purpose of this Plan is to enable the Company to attract and retain the services of and provide performance incentives to (1) selected employees, officers and directors of the Company or of any subsidiary of the Company "Employees") and (2) selected nonemployee agents, consultants, advisors and independent contractors of the Company or any subsidiary.

2. Shares Subject to the Plan. Subject to adjustment as provided below and in paragraph 13, the shares to be offered under the Plan shall consist of shares of the common stock of the Company, par value $.01 per share ("Shares"), and the total number of Shares that may be issued under the Plan shall not exceed two million (2,000,000) Shares, all of which may be issued pursuant to the exercise of options granted pursuant to the Plan. The Shares issued under the Plan may be authorized and unissued Shares or reacquired Shares or Shares acquired in the market. If any award granted under the Plan expires, terminates or is canceled, the unissued Shares subject to such award shall again be available under the Plan and if Shares which are awarded under the Plan are forfeited to the Company or repurchased by the Company, that number of Shares shall again be available under the Plan.

3.       Effective Date and Duration of Plan.

         (a) Effective Date. The Plan (as amended and restated) shall become effective on the date adopted by the Board of Directors. Awards may be granted and Shares may be awarded or sold under the Plan at any time after the effective date and before termination of the Plan.

         (b) Duration. The Plan shall continue in effect for a period of 10 years from the date adopted by the Board of Directors, subject to earlier termination by the Board of Directors. The Board of Directors may suspend or terminate the Plan at any time, except with respect to awards then outstanding under the Plan. Termination shall not affect the terms of any outstanding awards.

4.       Administration.

         (a) Board of Directors. The Plan shall be administered by the Board of Directors of the Company, which shall determine and designate from time to time the individuals to whom awards shall be made, the amount of the awards and the other terms and conditions of the awards. Subject to the provisions of the Plan, the Board of Directors may from time to time adopt and amend rules and regulations relating to the administration of the Plan, advance the lapse of any waiting period, accelerate any exercise date, waive or modify any restriction applicable to Shares (except those restrictions imposed by law) and make all other determinations in the judgment of the Board of Directors necessary or desirable for the administration of the Plan. The interpretation and construction of the provisions of the Plan and related agreements by the Board of Directors shall be final and conclusive. The Board of Directors may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any related agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect, and it shall be the sole and final judge of such expediency.

         (b) Committee. The Board of Directors may delegate to a committee of the Board of Directors (the "Committee") any or all authority for administration of the Plan. If authority is delegated to a Committee, all references to the Board of Directors in the Plan shall mean and relate to the Committee except (i) as otherwise provided by the Board of Directors and (ii) that only the Board of Directors may amend or terminate the Plan as provided in paragraphs 3 and 14.

         (c) Officer. The Board of Directors or the Committee, as applicable, may delegate to an executive officer of the Company authority to administer those aspects of the Plan that do not involve the designation of individuals to receive awards or decisions concerning the timing, amounts or other terms of awards. No officer to whom administrative authority has been delegated pursuant to this provision may waive or modify any restriction applicable to an award to such officer under the Plan.

5. Types of Awards; Eligibility. The Board of Directors may, from time to time, take the following actions, separately or in combination, under the Plan: (i) grant "Incentive Stock Options", as defined in section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), as provided in paragraph 6; (ii) grant options other than Incentive Stock Options ("Non-Statutory Stock Options") as provided in paragraph 6; (iii) award Shares as provided in paragraph 7; (iv) sell Shares subject to restrictions as provided in paragraph 8; (v) grant stock appreciation rights as provided in paragraph 9; (vi) grant cash bonus rights as provided in paragraph 10; (vii) grant Performance-based Rights as provided in paragraph 11 and (viii) grant foreign qualified awards as provided in paragraph
12. Any such awards may be made to Employees, including Employees who are officers or directors, and to other individuals described in paragraph 1 whom the Board of Directors believes have made or will make an important contribution to the Company or any subsidiary of the Company; provided, however, that only Employees shall be eligible to receive Incentive Stock Options under the Plan. The Board of Directors shall select the individuals to whom awards shall be made and shall specify the action taken with respect to each individual to whom an award is made. Unless otherwise determined by the Board of Directors with respect to an award, each option, stock appreciation right, cash bonus right or performance-based right granted pursuant to the Plan by its terms shall be nonassignable and nontransferable by the recipient, either voluntarily or by operation of law, except by will or by the laws of descent and distribution of the state or country of the recipient's domicile at the time of death. No fractional Shares shall be issued in connection with any award. In lieu of any fractional Shares, cash may be paid in an amount equal to the value of the fraction or, if the Board of Directors shall determine, the number of Shares may be rounded downward to the next whole share. No Employee may be granted options or stock appreciation rights under the Plan for more than an aggregate of 400,000 Shares in any consecutive three-year period.

6. Option Grants. With respect to each option grant, the Board of Directors shall determine the number of Shares subject to the option, the option price, the period of the option, the time or times at which the option may be exercised and whether the option is an Incentive Stock Option or a Non-Statutory Stock Option and any other terms of the grant, all of which shall be set forth in an option agreement between the Company and the optionee. In the case of Incentive Stock Options, all terms shall be consistent with the requirements of the Code and applicable regulations. Upon the exercise of an option, the number of Shares reserved for issuance under the Plan shall be reduced by the number of Shares issued upon exercise of the option less the number of Shares surrendered or withheld in connection with the exercise of the option and the number of Shares surrendered or withheld to satisfy withholding obligations in accordance with paragraph 17.

7. Award of Shares. The Board of Directors may award Shares under the Plan as bonuses or otherwise. The aggregate number of Shares that may be awarded to any single participant pursuant to this provision shall not exceed 100,000 Shares. Shares awarded pursuant to this paragraph shall be subject to the terms, conditions, and restrictions determined by the Board of Directors. The Board of Directors may require the recipient to sign an agreement as a condition of the award, but may not require the recipient to pay any monetary consideration other than amounts necessary to satisfy tax withholding requirements. The agreement may contain any other terms, conditions, restrictions, representations and warranties required by the Board of Directors. The certificates representing the Shares awarded shall bear any legends required by the Board of Directors. Upon the issuance of a an award of Shares, the number of Shares available for issuance under the Plan shall be reduced by the number of Shares issued less the number of any Shares surrendered to satisfy withholding obligations in accordance with paragraph 17.

8. Purchased Shares. The Board of Directors may issue Shares under the Plan for such consideration (including promissory notes and services) as determined by the Board of Directors. Shares issued under the Plan shall be subject to the terms, conditions and restrictions determined by the Board of Directors. All Shares issued pursuant to this paragraph 8 shall be subject to a purchase agreement, which shall be executed by the Company and the prospective recipient of the Shares prior to the delivery of certificates representing such Shares to the recipient. The purchase agreement may contain any terms, conditions, restrictions, representations and warranties required by the Board of Directors. The certificates representing the Shares shall bear any legends required by the Board of Directors. Upon the issuance of purchased Shares, the number of Shares available for issuance under the Plan shall be reduced by the number of Shares issued less the number of any Shares surrendered to satisfy withholding obligations in accordance with paragraph 17.

9.       Stock Appreciation Rights.

         (a) Grant. Stock appreciation rights may be granted under the Plan by the Board of Directors, subject to such rules, terms, and conditions as the Board of Directors prescribes.

         (b) Exercise. Each stock appreciation right shall entitle the holder, upon exercise, to receive from the Company in exchange therefor an amount equal in value to the excess of the fair market value on the date of grant (or, in the case of a stock appreciation right granted in connection with an option, the excess of the fair market value of one Share over the option price per Share under the option to which the stock appreciation right relates), multiplied by the number of Shares covered by the stock appreciation right or the option, or portion thereof, that is surrendered. Payment by the Company upon exercise of a stock appreciation right may be in Shares valued at fair market value, in cash, or partly in Shares and partly in cash, all as determined by the Board of Directors. The Board of Directors may withdraw any stock appreciation right granted under the Plan at any time and may impose any conditions upon the exercise of a stock appreciation right or adopt rules and regulations from time to time affecting the rights of holders of stock appreciation rights. Such rules and regulations may govern the right to exercise stock appreciation rights granted thereafter. Upon the exercise of a stock appreciation right for Shares, the number of Shares available for issuance under the Plan shall be reduced by the number of Shares issued less the number of any Shares surrendered or withheld to satisfy withholding obligations in accordance with paragraph 17. Cash payments for stock appreciation rights shall not reduce the number of Shares available for issuance under the Plan.

10. Cash Bonus Rights. The Board of Directors may grant cash bonus rights under the Plan in connection with (i) options granted or previously granted, (ii) stock appreciation rights granted or previously granted, (iii) Shares awarded or previously awarded and (iv) Shares sold or previously sold under the Plan. Cash bonus rights will be subject to rules, terms and conditions as the Board of Directors may prescribe. The payment of a cash bonus shall not reduce the number of Shares available for issuance under the Plan. A cash bonus right granted in connection with an option will entitle an optionee to a cash bonus when the related option is exercised (or terminates in connection with the exercise of a stock appreciation right related to the option) in whole or in part if, in the sole discretion of the Board of Directors, the bonus right will result in a tax deduction that the Company has sufficient taxable income to use. A cash bonus right granted in connection with an award of Shares pursuant to paragraph 7 or purchase of Shares pursuant to paragraph 8 will entitle the recipient to a cash bonus payable when the award of Shares is made or the Shares are purchased or restrictions, if any, to which the Shares are subject lapse. If the Shares awarded or purchased are subject to restrictions and are repurchased by the Company or forfeited by the holder, the cash bonus right granted in connection with the Shares awarded or purchased shall terminate and may not be exercised.

11. Performance-based Awards. The Board of Directors may grant awards intended to qualify as performance-based compensation under section 162(m) of the Code and the regulations thereunder ("Performance-based Awards"). Performance-based Awards shall be denominated at the time of grant either in Shares ("Stock Performance Awards") or in dollar amounts ("Dollar Performance Awards"). Payment under a Stock Performance Award or a Dollar Performance Award shall be made, at the discretion of the Board of Directors, subject to the limitations set forth in paragraph 2, in Shares ("Performance Shares"), or in cash or any combination thereof. Performance-based Awards shall be subject to the following terms and conditions:

         (a) Award Period. The Board of Directors shall determine the period of time for which a Performance-based Award is made (the "Award Period").

         (b) Performance Goals and Payment. The Board of Directors shall establish in writing objectives ("Performance Goals") that must be met by the Company or any subsidiary, division or other unit of the Company ("Business Unit") during the Award Period as a condition to payment being made under the Performance-based Award. The Performance Goals for each award shall be one or more targeted levels of performance with respect to one or more of the following objective measures with respect to the Company or any Business Unit: earnings, earnings per Share, stock price increases, total shareholder return (stock price increase plus dividends), return on equity, return on assets, return on capital, economic value added, revenues, operating income, cash flows or any of the foregoing (determined according to criteria established by the Board of Directors). The Board of Directors shall also establish the number of Performance Shares or the amount of cash payment to be made under a Performance-based Award if the Performance Goals are met or exceeded, including the fixing of a maximum payment (subject to paragraph 11(d)). The Board of Directors may establish other restrictions to payment under a Performance-based Award, such as a continued employment requirement, in addition to satisfaction of the Performance Goals. Some or all of the Performance Shares may be issued at the time of the award as restricted Shares subject to forfeiture in whole or in part if Performance Goals, or if applicable, other restrictions are not satisfied.

         (c) Computation of Payment. During or after an Award Period, the performance of the Company or Business Unit, as applicable, during the period shall be measured against the Performance Goals. If the Performance Goals are not met, no payment shall be made under a Performance-based Award. If the Performance Goals are met or exceeded, the Board of Directors shall certify that fact in writing and certify the number of Performance Shares earned or the amount of cash payment to be made under the terms of the Performance-based Award.

         (d) Maximum Awards. No participant may receive Stock Performance Awards in any fiscal year under which the maximum number of Shares issuable under the award, when aggregated with the Shares issuable under any awards made in the immediately preceding two fiscal years, exceeds 150,000 Shares or Dollar Performance Awards in any fiscal year under which the maximum amount of cash payable under the award, when aggregated with the amount of cash payable under awards made in the immediately preceding two fiscal years, exceeds an aggregate of $300,000.

         (e) Effect on Shares  Available.  The  payment  of a  Performance-based
         Award in cash shall not reduce the number of Shares available for issuance under the Plan. The number of Shares available for issuance under the Plan shall be reduced by the number of Shares issued upon payment of an award, less the number of Shares surrendered or withheld to satisfy withholding obligations.

12. Foreign Qualified Grants. Awards under the Plan may be granted to such Employees and such other persons described in paragraph 1 residing in foreign jurisdictions as the Board of Directors may determine from time to time. The Board of Directors may adopt such supplements to the Plan as may be necessary to comply with the applicable laws of such foreign jurisdictions and to afford participants favorable treatment under such laws; provided, however, that no award shall be granted under any such supplement with terms that are more beneficial to the participants than the terms permitted by the Plan.

13.      Changes in Capital Structure.

         (a) Share Splits and Dividends. If the number of outstanding Shares of the Company is hereafter increased or decreased or changed into or exchanged for a different number or kind of securities of the Company by reason of any Share split, combination or dividend payable in Shares, recapitalization or reclassification, appropriate adjustment shall be made by the Board of Directors in the number and kind of Shares available for grants under the Plan. In addition, the Board of Directors shall make appropriate adjustment in the number and kind of Shares as to which outstanding options, or portions thereof then unexercised, shall be exercisable, so that the optionee's proportionate interest before and after the occurrence of the event is maintained. Notwithstanding the foregoing, the Board of Directors shall have no obligation to effect any adjustment that would or might result in the issuance of fractional Shares, and any fractional Shares resulting from any adjustment may be disregarded or provided for in any manner determined by the Board of Directors. Any such adjustments made by Board of Directors shall be conclusive.

         (b) Mergers, Reorganizations, Etc. The Board of Directors may include such terms and conditions, including without limitation, provisions relating to acceleration in the event of a change in control, as it deems appropriate in connection with any award under the Plan with respect to a merger, consolidation, plan of exchange, acquisition of property or stock, separation, reorganization or liquidation to which the Company or a subsidiary is a party or a sale or all or substantially all of the Company's assets (each, a "Transaction"). Notwithstanding the foregoing, in the event of a Transaction, the Board of Directors shall, in its sole discretion and to the extent possible under the structure of the Transaction, select one or the following alternatives for treating outstanding Incentive Stock Options or Non-Statutory Stock Options under the Plan:

                  (i) Outstanding options shall remain in effect in accordance with their terms; or

                  (ii) Outstanding options shall be converted into options to purchase securities issued by the company that is surviving or acquiring company in the Transaction. The amount, type of securities subject thereto and exercise price of the converted options shall be determined by the Board of Directors of the Company, taking into account the relative values of the companies involved in the Transaction and the exchange rate, if any, used in determining securities of the surviving corporation to be issued to holders of Shares of the Company. Unless otherwise determined by the Board of Directors, the converted options shall be vested only to the extent that the vesting requirements relating to options granted hereunder have been satisfied; or

                  (iii) The Board of Directors shall provide a 30-day period prior to the consummation of the Transaction during which outstanding options may be exercised to the extent then exercisable, and upon the expiration of such 30-day period, all unexercised options shall immediately terminate. The Board of Directors may, in its sole discretion, accelerate the exercisability of options so that they are exercisable in full during such 30-day period.

         (c) Dissolution of the Company.  In the event of the dissolution of the
         Company,   options  shall  be  treated  in  accordance  with  paragraph
         13(b)(iii).

         (d) Rights Issued by Another Corporation. The Board of Directors may also grant options, stock appreciation rights, performance units, stock bonuses and cash bonuses and issue restricted stock under the Plan having terms, conditions and provisions that vary from those specified in this Plan provided that any such awards are granted in substitution for, or in connection with the assumption of, existing options, stock appreciation rights, stock bonuses, cash bonuses, restricted stock and performance units granted, awarded or issued by another corporation and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a Transaction.

14. Amendment of Plan. The Board of Directors may at any time, and from time to time, modify or amend the Plan in such respects as it shall deem advisable because of changes in the law while the Plan is in effect or for any other reason. Except as provided in paragraphs 9, 10 and 13, however, no change in an award already granted shall be made without the written consent of the holder of such award.

15. Approvals. The obligations of the Company under the Plan are subject to the approval of state and federal authorities or agencies with jurisdiction in the matter. The Company will use its best efforts to take steps required by state or federal law or applicable regulations, including rules and regulations of the Securities and Exchange Commission and any stock exchange on which the Company's Shares may then be listed, in connection with the grants under the Plan. The foregoing notwithstanding, the Company shall not be obligated to issue or deliver Shares under the Plan if such issuance or delivery would violate applicable state or federal securities laws.

16. Employment and Service Rights. Nothing in the Plan or any award pursuant to the Plan shall (i) confer upon any Employee any right to be continued in the employment of the Company or any subsidiary or interfere in any way with the right of the Company or any subsidiary by whom such Employee is employed to terminate such Employee's employment at any time, for any reason, with or without cause, or to decrease such Employee's compensation or benefits, or (ii) confer upon any person engaged by the Company any right to be retained or employed by the Company or to the continuation, extension, renewal, or modification of any compensation, contract, or arrangement with or by the Company.

17. Taxes. Each participant who has received an award under the Plan shall, upon notification of the amount due, pay to the Company in cash amounts necessary to satisfy any applicable federal, state and local withholding requirements. If the participant fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the participant including salary, subject to applicable law. With the consent of the Board of Directors, a participant may satisfy this withholding obligation, in whole or in part, by having the Company withhold from any Shares to be issued that number of Shares that would satisfy the amount due or by delivering Shares to the Company to satisfy the withholding amount.

18. Rights as a Shareholder. The recipient of any award under the Plan shall have no rights as a shareholder with respect to any Shares until the date of issue to the recipient of a stock certificate for such Shares. Except as otherwise expressly provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued.

Approved by the Board of Directors: February 9, 1998.

Approved by the Stockholders: August 21, 1998.



                                       By:/s/ Dixie Toolson Sells
                                          ------------------------------------
                                          Secretary of BSD Medical Corporation

Exhibit 4.2

                             1987 STOCK OPTION PLAN

                            Scope and Purpose of Plan

                   This BSD Medical Corporation 1987 Stock Option Plan (the "Plan") provides for the granting of

               (a) Incentive Options hereinafter defined) to certain key employees of BSD Medical Corporation, a Delaware corporation (the "Corporation"), or of its Affiliates (hereinafter defined), and

               (b) Nonqualified Stock Options (hereinafter defined) to certain key employees and non-employee directors of the Corporation or of its Affiliates and to certain individuals who are not employees or directors of the Corporation or of its
                    Affiliates but who from time to time provide substantial advice or other assistance or services to the Corporation or its Affiliates.

SECTION 1.        Definitions.
----------        -----------

         1.1 "Act" shall mean the  Securities  Exchange Act of 1934, as amended.

         1.2 "Affiliates" shall mean (a) any corporation, other than the Corporation, in an unbroken chain of corporations ending with the Corporation, owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain and
(b) any corporation, other than the Corporation, in an unbroken chain of corporations beginning with the Corporation if each of the corporations, other than the last corporation in the unbroken chain, owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         1.3  "Agreement"   shall  mean  the  written   agreement   between  the
Corporation and a Holder evidencing the Option granted by the Company and the understanding of the parties with respect thereto.

         1.4 "Board of Directors" shall mean the board of directors of the Corporation.

         1.5 "Code" shall mean the Internal Revenue Code of 1986, as amended.

         1.6 "Committee" shall mean the committee appointed pursuant to Section 3 hereof by the Board of Directors to administer this Plan.

         1.7 "Eligible Individuals" shall mean (a) key employees, including officers and directors who are also employees of the Corporation or any of its Affiliates, (b) non-employee directors of the Corporation or of any of its Affiliates, and (c) individuals who are not employees or directors of the Corporation or its Affiliates but who from time to time provide substantial advice, or other assistance or services to the Corporation or its Affiliates. Notwithstanding the foregoing provisions of this Paragraph 1.7, to ensure that the provisions of the third sentence of Paragraph 3.1 can be satisfied, the Board of Directors may from time to time specify individuals who shall not be eligible for the grant of Options or options or stock appreciation rights or allocations of stock under any plan of the Corporation or its Affiliates; provided, however, that the Board of Directors may at any time determine that any individual who has been so excluded from eligibility shall become eligible for grants of Options and grants of such options or stock appreciation rights or allocation of stock under any plans of the corporation and its Affiliates.

         1.8 "Fair Market Value" shall mean, if the Stock is traded on one or more established markets or exchanges, the mean of the opening and closing prices of the Stock in the primary market or exchange on which the Stock is traded, and if the Stock is not so traded or the Stock does not trade on the relevant date, the value determined in good faith by the Board of Directors. For purposes of valuing Incentive Options, the Fair Market Value of stock shall be determined without regard to any restriction other than one which, by its terms, will never lapse.

         1.9 "Holder" shall mean an Eligible Individual to whom an Option has been granted.

         1.10 "Incentive Options" shall mean stock options that satisfy the requirements of section 422A of the Code.

         1.11 "Nonqualified Options" shall mean stock options which do not satisfy the requirements of t section 422A of the Code.

         1.12 "Options" shall mean either Incentive Options or Nonqualified Options, or both.

         1.13 "Stock" shall mean the Corporation's authorized $.01 par value common stock together with any other securities with respect to which Options granted hereunder may become exercisable.

SECTION 2.        Stock and Maximum Number of Shares Subject to the Plan.
----------        ------------------------------------------------------

         2.1 Description of Stock and Maximum Shares Allocated. The Stock which Options granted hereunder give a Holder the right to purchase may be unissued or reacquired shares of Stock, as the Board of Directors may, in its sole and absolute discretion, from time to time determine.

              Subject to the adjustments provided for in Paragraph 6.6 hereof, the aggregate number of shares of Stock to be issued pursuant to the exercise of all Options granted hereunder may equal but shall not exceed 700,000 shares.

         2.2 Restoration of Unpurchased Shares. If an Option granted hereunder expires or terminates for any reason during the term of this Plan and prior to the exercise thereof in full, the shares of Stock subject to but not issued under such Option shall again be available for options granted hereunder subsequent thereto.

SECTION 3.        Administration of the Plan.
----------        --------------------------

         3.1 Stock Option Committee. Except as is otherwise expressly provided herein, the Plan shall be administered by the Committee. The Committee shall consist of not less than three (3) members of the Board of Directors and may be constituted by all members of the Board of Directors. In the event that the Stock is registered under Section 12 of the Act, the Board of Directors may require that all members of the Committee shall be "disinterested persons," as defined in Rule 16b-3(d)(3) promulgated under the Act; and in such event members of the Committee shall not be eligible to receive stock options, stock appreciation rights, or an allocation of stock under any plan of the Corporation or its Affiliates while they are serving as members of the Committee and must not have been eligible to receive options, stock appreciation rights, or an allocation of stock under any plan of the Corporation or its Affiliates within one (1) year prior to their appointment to the Committee.

         3.2 Duration, Removal, Etc. The members of the Committee shall serve at the pleasure of the Board of Directors, which shall have the power, at any time and from time to time, to remove members from the Committee or to add members thereto. Vacancies on the Committee, however caused, shall be filled by action of the Board of Directors.

         3.3 Meetings and Actions of Administration Committee. The Committee shall elect one of its members as its Chairman and shall hold its meetings at such times and places as it may determine. All decisions and determinations of the Committee shall be made by the majority vote or decision of all of its members present at a meeting; provided, however, that any decision or determination reduced to writing and signed by all of the members of the Committee shall be as fully effective as if it had been made at a meeting duly called and held. The Committee may make any rules and regulations for the conduct of its business that are not inconsistent with the provisions hereof and with the bylaws of the Corporation as it may deem advisable.

         3.4 Committee's Powers. Subject to the express provisions hereof, the Committee shall have the authority, in its sole and absolute discretion, (a) to adopt, amend, and rescind administrative and interpretive rules and regulations relating to the Plan; (b) to determine the terms and provisions of the respective Agreements (which need not be identical), including provisions defining or otherwise relating to (i) subject to Section 6 of the Plan, the term and the period or periods and extent of exercisability of the Options, (ii) the extent to which the transferability of shares of Stock issued upon exercise of Options is restricted, (iii) the effect of termination of employment upon the exercisability of the Options, and (iv) the effect of approved leaves of absence (consistent with any applicable regulations of the Internal Revenue Service);
(c) subject to Paragraph 6.5, to accelerate the time of exercisability of any Option that has been granted; (d) to construe the respective Option Agreements and the Plan; and (e) to make all other determinations necessary or advisable for administering the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Agreement in the manner and to the extent it shall deem expedient to carry it into effect, and it shall be the sole and final judge of such expediency. The determinations of the Committee on the matters referred to in this Paragraph 3.4 shall be final and conclusive.

SECTION 4.        Eligibility and Participation.
----------        -----------------------------

         4.1 Eligible Individuals. Options may be granted hereunder only to persons who are Eligible Individuals at the time of the grant thereof. Notwithstanding any provision contained herein to the contrary, a person shall not be eligible to receive an Incentive Option hereunder unless he is an employee of the Corporation or an Affiliates, nor shall a person be eligible to receive an Incentive Option hereunder if he, at the time such option is granted, would own (within the meaning of sections 422A and 425 of the Code) stock possessing more than ten percent (10%) of the total combined voting power or value of all classes of stock of the Corporation or an Affiliate unless at the time such Incentive Option is granted the exercise price per share of Stock is at least one hundred and ten percent (110%) of the Fair Market Value of each share of Stock to which the Incentive Option relates and the Incentive Option is not exercisable after the expiration of five (5) years from the date it is granted.

         4.2 No Right to Option. The adoption of the Plan shall not bee deemed to give any person a right to be granted an Option.

SECTION 5.        Grant of Options and Certain Terms of the Agreements.
----------        ----------------------------------------------------

                  The Board of Directors shall authorize the initial grant of Options under the Plan and with respect to such initial grant shall have all authority conferred hereunder on the Committee. In addition, at all times that the Plan is in effect the Board of Directors may grant, but shall not be required to grant, any Options that are granted to members of the Board of Directors, and with respect to any such grant the Board of Directors shall have all authority conferred hereunder on the Committee. Subject to the immediately preceding two sentences and the express provisions hereof, the Committee shall determine which Eligible Individuals shall be granted Options hereunder from time to time. The Committee shall also determine the number of shares subject to each of such Options, and shall authorize and cause the Corporation to grant Options in accordance with such determinations; provided, however, that no more than 20,000 shares of stock may be first made subject to Options in favor of any member of the Board of Directors in any calendar year. Each Option granted hereunder shall be evidenced by an Agreement, executed by the Corporation and the Eligible Individual to whom the Option is granted, incorporating such terms as the Committee shall deem necessary or desirable. More than one Option may be granted hereunder to the same Eligible Individual and be outstanding concurrently hereunder. In the event an Eligible Individual is granted both one or more Incentive Options and one or more Nonqualified Options, such grants shall be evidenced by separate Agreements, one for each of the Incentive Option grants and one for each of the Nonqualified Options grants.

                  Each Agreement may contain or otherwise provide for conditions giving rise to the forfeiture of the stock acquired pursuant to an Option granted hereunder or otherwise and such restrictions on the transferability of shares of the Stock acquired pursuant to an Option granted hereunder or otherwise as the Committee in its sole and absolute discretion shall deem proper or advisable. Such conditions giving rise to forfeiture may include, but need not be limited to, the requirement that the Holder render substantial services to the Corporation or its Affiliates for a specified period of time. Such restrictions on transferability may include, but need not be limited to, options and rights of first refusal in favor of the Corporation and shareholders of the Corporation other than the Holder of such share of Stock who is a party to the particular Agreement or a subsequent holder of the shares of Stock who is bound by such Agreement. Each Agreement between the Corporation and a member of the Board of Directors shall provide that twenty percent (20%) of the shares of stock subject to the Option evidenced by the Agreement, and no more than twenty percent (20%) of such shares, shall first become subject to purchase on each of first five (5) anniversaries of the date of grant of the Option and that each such twenty percent (20%) increment that becomes first purchasable as of a given anniversary date shall thereafter remain subject to purchase until the Option terminates.

SECTION 6.        Terms and Conditions of Options.
----------        -------------------------------

                  All Options granted hereunder shall comply with, be deemed to include, and shall be subject to the following terms and conditions:

         6.1 Number of Shares. Each Agreement shall state the number of shares of Stock to which it relates.

         6.2 Exercise Price. Each Agreement shall state the exercise price per share of Stock. The exercise price per share of Stock subject to an Option shall not be less than the greater of (a) the par value per share of said Stock on the date of the grant of the Option; provided, however, that in the case of Options granted to members of the Board of Directors the exercise price shall equal the greater of such amounts unless Paragraph 4.1 requires an exercise price of at least one hundred and ten percent (110%) of the Fair Market Value of the shares of Stock subject to the Option, in which case the exercise price shall be the greater of (a) the par value per share of said Stock or (b) 110% of the Fair Market Value per share of the Stock on the date of grant of the option.

         6.3 Medium, Time of Payment, and Method of Exercise. The exercise price of an Option shall be payable upon the exercise of the Option in cash, by certified or cashier's check, or, with the consent of the Committee, with shares of Stock of the Corporation owned by the Holder, including a multiple series of exchanges of such Stock; provided, however, that the exercise price of Options granted to members of the Board of Directors shall not be payable with shares of Stock. Exercise of an Option shall not be effective until the Corporation has received written notice of exercise. Such notice must specify the number of whole shares to be purchased and be accompanied by payment in full of the aggregate Option price of the number of shares purchased. The Corporation shall not in any case be required to sell, issue, or deliver a fractional share with respect to any Option.

         6.4 Term, Time of Exercise, and Transferability of Options. In addition to such other terms and conditions as may be included in a particular Agreement granting an Option, an Option shall be exercisable during a Holder's lifetime only by him or by his guardian or legal representative. An Option shall not be transferrable other than by will or the laws of descent and distribution. Each Option shall also be subject to the following terms and conditions:

                   (a) Termination of Employment. The provisions of this Paragraph 6.4(a) shall apply to the extent a Holder's Agreement does not expressly provide otherwise. If a Holder ceases to be employed by at least one of the employers in the group of employers consistent of the Corporation and its Affiliates because the Holder voluntarily terminates employment with such group of employers, the portion, if any, of an Option that remains unexercised, including that portion, if any, that pursuant to the Agreement is not yet exercisable, on the date of the Holder's termination of employment shall terminate and cease to be exercisable as of such date. If a Holder ceases to be employed by at least one of the employers in the group of employers consisting of the Corporation and its Affiliate because any of such entities terminates the Holder's employment for cause, the portion, if any, of an Option that remains unexercised, including that portion, if any, that pursuant to the Agreement is not yet exercisable, on the date of the Holder's termination of employment, shall terminate and cease to be exercisable as of such date. A Holder's employment shall be deemed terminated "for cause" if terminated by the Board of Directors of the Corporation or the board of directors of an Affiliate because of incompetence, insubordination, dishonesty, other acts detrimental to the interest of the Corporation or its Affiliates, or any material breach by the Holder of any employment, nondisclosure, noncompetition, or other contract with the Corporation or one of its Affiliates. Whether cause exists shall be determined by such board of directors in its sole discretion and in good faith. If a Holder ceases to be employed by at least one of the employers in the group of employers consisting of the Corporation and its Affiliates because one or more of such entities terminates the employment of the Holder but not for cause, the Holder shall have the right for ninety (90) days after such termination of employment to exercise the Option with respect to that portion thereof that has become exercisable pursuant to Holder's Agreement as of the date of the Holder's termination of employment.

                   (b) Disability. The provisions of this Paragraph 6.4(b) shall apply to the extent a Holder's Agreement does not expressly provide otherwise. If a Holder ceases to be employed by at least one of the employers in the group of employers consisting of the Corporation and its Affiliates by reason of disability (as defined in Section 105(d)(4) of the Code), the Holder shall have the right for six (6) months after the date of termination of employment with such group of employers by reason of disability to exercise an Option to the extent such Option is exercisable on the date of his termination of employment.

                   (c) Death. The provisions of this Paragraph 6.4(c) shall apply to the extent a Holder's Agreement does not expressly provide otherwise. If a Holder dies while in the employ of the Corporation or an Affiliate an Option shall be exercisable by the Holder's legal representatives, legatees, or distributees for six (6) months following the date of the Holder's death to the extent such Option is exercisable on the Holder's date of death.

              Notwithstanding any other provision of this Plan, including the provisions of items (a), (b), and (c) of this Paragraph 6.4, no Incentive Option shall be exercisable after the expiration of ten (10) years from the date it is granted, or the period specified in Paragraph 4.01, if applicable. The Committee shall have authority to prescribe in any Agreement that the Option evidenced thereby may be exercised in full or in part as to any number of shares subject thereto at any time or from time to time during the term of the Option, or in such installments at such times during said term as the Committee may prescribe. Except as provided above and unless otherwise provided in any Agreement, an Option may be exercised at any time or from time to time during the term of the Option. Such exercise may be as to any or all whole (but no fractional) shares which have become purchasable under the Option.

              Within a reasonable time or such time as may be permitted by law after the Corporation receives a written notice that the Holder has elected to exercise all or a portion of an Option, such notice to be accompanied by payment in full of the aggregate Option price of the number of shares purchased, the Corporation shall issue and deliver a certificate representing the shares acquired in consequence of the exercise and any other amounts payable in consequence of such exercise. In the event that a Holder exercises both an Incentive Option, or portion thereof, and a Nonqualified Stock Option, or a portion thereof, separate Stock certificates shall be issued, one for the Stock subject to the Incentive Option and one for the Stock subject to the Nonqualified Stock Option. The number of the shares of Stock transferrable due to an exercise of an Option under this Plan shall not be increased due to the passage of time, except as may be provided in an Agreement.

              Nothing herein or in any Option granted hereunder shall require the Corporation to issue any shares upon exercise of any Option if such issuance would, in the opinion of counsel for the Corporation, constitute a violation of the Securities Act of 1933, as amended, or any similar or superseding statute or statutes, or any other applicable statute or regulation, as then in effect. At the time of any exercise of an Option, the Corporation may, as a condition precedent to the exercise of such Option, require from the Holder of the Option (or in the event of his death, his legal representatives, legatees, or distributees) such written representations, if any, concerning his intentions with regard to the retention or disposition of the shares being acquired by exercise of such Option and such written covenants and agreements, if any, as to the manner of disposal of such shares as, in the opinion of counsel to the Corporation, may be necessary to ensure that any disposition by such Holder (or in the event of his death, his legal representatives, legatees, or distributees), will not involve a violation of the Securities Act of 1933, as amended, or any similar or superseding statute or statutes, or any other applicable state or federal statute or regulation, as then in effect. Certificates for shares of Stock, when issued, may have the following legend, or statements of other applicable restrictions, endorsed thereon, and may not be immediately transferable:

                  The shares of Stock evidenced by this certificate have been issued to the registered owner in reliance upon written representations that these shares have been purchased for investment. These shares may not be sold, transferred, or assigned unless, in the opinion of the Corporation and its legal counsel, such sale, transfer, or assignment will not be in violation of the Securities Act of 1933, as amended, applicable rules and regulations of the Securities and Exchange Commission, and any applicable state securities law.

         6.5 Limitation on Aggregate Value of Shares That May Become First Exercisable During Any Calendar Year Under an Incentive Option. With respect to any Incentive Option granted under this Plan, the aggregate Fair Market Value of shares of Stock subject to such Incentive Option and the aggregate Fair Market Value of shares of Stock or stock of any Affiliate (or a predecessor of the Corporation or an Affiliate) subject to any other incentive stock option (within the meaning of section 422A of the Code) of the Corporation or its Affiliates (or a predecessor corporation of any such corporation), that first become purchasable in any calendar year under such Option, may not (with respect to any Holder) exceed $100,000, with such Fair Market Value to be determined as of the date the Incentive Option is granted. For purposes of this Paragraph 6.5, "predecessor corporation" means a corporation that was a party to a transaction described in section 425(a) of the Code (or which would be so described if a substitution or assumption under such section had been effected) with the Corporation, or a corporation which, at the time the new incentive stock option (within the meaning of section 422A of the Code) is granted, is an Affiliate of the Corporation or a predecessor corporation of any such corporations, or a predecessor corporation of any such corporations.

         6.6 Adjustments Upon Changes in Capitalization. Notwithstanding any other provisions hereof, in the event of any change in the number of outstanding shares of Stock effected without receipt of consideration therefor by the Corporation, by reason of a stock dividend, or split, combination, exchange of shares or other recapitalization, merger, or otherwise, in which the Corporation is the surviving corporation, the aggregate number and class of the reserved shares, the number and class of shares subject to each outstanding Option and the Option price of each outstanding Option shall be automatically adjusted to accurately and equitably reflect the effect thereon of such change, provided that any fractional share resulting from such adjustment may be eliminated. In the event of a dispute concerning such adjustment, the decision of the Committee shall be conclusive. The number of reserved shares or the number of shares subject to any outstanding Option shall be automatically reduced by any fraction included therein which results from any adjustment made pursuant to this Paragraph 6.6. A dissolution or liquidation of the Corporation, a merger (other than a merger effecting a reincorporation of the Corporation in another state) or consolidation in which the Corporation is not the surviving corporation, or a transaction in which another corporation becomes the owner of 50% or more of the total combined voting power of all classes of stock of the Corporation shall cause every Option then outstanding to terminate, but the Holder of each such then outstanding Options shall, in any event, subject to the limitation on the number of shares that may become first exercisable during any calendar year set forth in Paragraph 6.5, have the right, immediately prior to such dissolution, liquidation, merger, consolidation, or transaction, to exercise such Options, to the extent not theretofore exercised, without regard to the determination as to the periods and installments of exercisability made pursuant to Paragraph 6.12 if (and only if) such Options have not at that time expired or been terminated. Such acceleration of exercisability shall not apply to a given Option if any surviving or acquiring corporation agrees to assume such Option in connection with the merger, consolidation, or transaction.

         6.7 Rights as a Shareholder. A Holder shall have no right as a shareholder with respect to any shares covered by his Option until a certificate representing such shares is issued to him. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash or other property) or distributions or other rights for which the record date is prior to the date such certificate is issued, except as provided in Paragraph 6.6 hereof.

         6.8 Modification, Extension and Renewal of the Options. Subject to the terms and conditions of and within the limitations of the Plan, the Committee may modify, extend or renew outstanding Options granted under the Plan, or accept the surrender of Options outstanding hereunder (to the extent not theretofore exercised) and authorize the granting of new opts hereunder in substitution therefor (to the extent not theretofore exercised). The Committee may not, however, without the consent of the Holder, modify any outstanding Options so as to specify a lower exercise price or Base Amount or accept the surrender of outstanding Incentive Options and authorize the granting of new Options in substitution therefor specifying a lower option price. In addition, no modification of an Option granted hereunder shall, without the consent of the Holder, alter or impair any rights or obligations under any Option theretofore granted hereunder to such Holder under the Plan, except as may be necessary, with respect to Incentive Options, to satisfy the requirements of section 422A of the Code.

         6.9 Furnish Information. Each Holder shall furnish to the Corporation all information requested by the Corporation to enable it to comply with any reporting or other requirement imposed upon the Corporation by or under any applicable statute or regulation.

         6.10 Obligation to Exercise; Termination of Employment. The granting of an Option hereunder shall impose no obligation upon the Holder to exercise the same or any part thereof. In the event of a Holder's termination of employment with the Corporation or an Affiliate, the unexercised portion of an Option granted hereunder shall terminate in accordance with Paragraph 6.4 hereof.

         6.11  Redemption.  At such time that the Stock is not registered  under section 12 of the Securities Exchange Act, if a Holder or any other holder of Stock received upon exercise of an Option granted hereunder, proposes to sell, give, pledge, exchange or otherwise transfer or dispose of any of the Stock received upon the exercise of an Option granted under the Plan or of any interests therein owned by him, whether for cash or other consideration, the Holder or such other holder shall promptly give notice (the "Redemption Notice") to the Committee setting forth in detail the circumstances of such event. The Redemption Notice shall state the name and address of the proposed transferee and the proposed consideration for and terms of the transfer. The Corporation shall have an option to purchase such Stock within ten (10) days after receipt by the Committee of the Redemption Notice, on the terms hereinafter set forth and as may be set forth in the Agreement. The Corporation shall exercise such option by giving the Holder or such other holder notice thereof. Such option may be exercised by the Corporation as to all, but not less than all, of such Stock, and such option shall expire to the extent not exercised by the Corporation within ten (10) days after receipt by the Committee of the Redemption Notice. The price per share for the Stock purchased by the Corporation pursuant to this Paragraph 6.11 shall be:

                   (a) The Fair Market Value per share of such Stock on the date the Committee receives the Redemption Notice, if the proposed transfer is a gift, or

                   (b) the price per share for which the Holder has received a bona fide offer, as described in he Redemption Notice, if the proposed transfer is other than a gift.

The value of any noncash consideration included in such bona fide offer shall be determined in good faith by the Board of Directors, with the assistance of a third party to the extent the Board of Directors deems appropriate.

              Upon exercise of its option pursuant to this Paragraph 6.11, the Corporation shall pay the Holder or such other holder the purchase price (i) within 60 days after receipt of the Redemption Notice by the Committee in the manner provided in the Agreement between Corporation and the Holder or (ii) at the election of the Corporation, in accordance with the terms embodied in any bona fide offer received by the Holder or such other Holder and described in the Redemption Notice. Any Stock that the Corporation does not purchase as herein provided may be transferred by the Holder or such other holder to the persons and upon terms and conditions no more favorable to the purchasers than those set forth in the Redemption Notice, such transfer to be consummated within ninety
(90) days after receipt of the Redemption Notice by the Committee, and not otherwise.

         6.12 Agreement Provisions. The Agreements authorized under the Plan shall contain such other provisions (including, without limitation, restrictions or the removal of restrictions upon the exercise of the Option and the transfer of shares thereby acquired) as the Committee shall deem advisable. Each such Agreement relating to Incentive Options granted hereunder shall contain such limitations and restrictions upon the exercise of the Incentive Option to which it relates as shall be necessary for the Incentive Option to which such Agreement related to constitute an incentive stock option, as defined in section 422A of the Code.

SECTION 7.        Remedies and Legend.
----------        -------------------

         7.1 Remedies. The Corporation shall be entitled to recover from a Holder reasonable attorneys' fees incurred in connection with the enforcement of the terms and provisions of the Plan and any Agreement whether by an action to enforce specific performance or for damages for its breach or otherwise.

         7.2 Legend. Each certificate representing shares issued to a Holder upon exercise of an Option granted under the Plan shall, if such share is subject to any transfer restriction, including a right of first refusal, provided for under this Plan or an Agreement, bear a legend that complies with applicable law with respect to the restrictions on transferability contained in this Section 7:

                  The shares represented by this certificate are subject to restrictions on transferability imposed by that certain instrument entitled "BSD Medical Corporation 1987 Stock Option Plan" dated May 21, 1986, and an agreement thereunder between BSD Medical Corporation and [Holder], which grants to the Corporation an option to purchase such shares in certain instances. A copy of such plan and agreement is on file at the principal office of the Corporation, and is subject to the same right of examination by a shareholder of the Corporation (in person or by agent, attorney, or accountant) as are the books and records of the Corporation.

SECTION 8.        Term of Plan.
----------        ------------

                  No Options may be granted hereunder after the date that is ten
(10) years from the earlier of (i) the date the Plan is adopted by the Board of Directors or (ii) the date the Plan is approved by the shareholders of the Corporation.

SECTION 9.        Amendment of Plan.
----------        -----------------

                  The Board of Directors may, insofar as permitted by law, with respect to any shares at the time are not subject to Options, suspend or discontinue the Plan or revise or amend it in any respect whatsoever; provided, however, that, without the approval of the holders of a majority of the outstanding shares of voting stock of all classes of the Corporation, no such revision or amendment shall (a) change the number of shares of the Stock subject to the Plan, (b) change the designation of the class of employees eligible to receive Options, (c) decrease the price at which Incentive Options may be granted, (d) remove the administration of the Plan from the Committee, (e) render the members of the Committee eligible to receive Options under the Plan while serving as such, or (f) without the consent of the affected Holder, cause the Incentive Options granted hereunder and outstanding at such time that satisfied the requirements of section 422A of the Code to no longer satisfy such requirements. Furthermore, the Plan shall not, without such approval of the shareholders, be amended in any manner that will cause Incentive Options issued under it to fail to satisfy the requirements applicable to incentive stock options as defined in section 422A of the Code.

SECTION 10.       General.
-----------       -------

         10.1 Application of Funds. The proceeds received by the Corporation from the sale of shares pursuant to opts shall be used for general corporate purposes.

         10.2 right of the Corporation and Affiliates to Terminate Employment. Nothing contained in the Plan, or in any Agreement, shall confer upon any Holder the right to continue in the employ of the Corporation or any Affiliate, or interfere in any way with the rights of the Corporation or any Affiliate to terminate his employment any time.

         10.3 No Liability for Good Faith Determinations. Neither the members of the Board of Directors nor any member of the Committee shall be liable for any act, omission, or determination taken or made in good faith with respect to the Plan or any Option granted under it.

         10.4 Information Confidential. As partial consideration for the granting of each Option hereunder, the Holder shall agree with the Corporation that he will keep confidential all information and knowledge which he has relating to the manner and amount of his participation in the Plan; provided, however, that such information may be disclosed as required by law and may be given in confidence to the Holder's spouse, tax and financial advisors, or to a financial institution to the extent that such information is necessary in order to secure a loan. In the event any breach of this promise comes to the attention of the Committee, it shall take into consideration such breach, in determining whether to recommend the grant of any future Option to such Holder, as a factor militating against the advisability of granting any such future Option to such individual.

         10.5 Other Benefits. Participation in the Plan shall not preclude the Holder from eligibility in any other stock option plan of the Corporation or any Affiliate or any old age benefit, insurance, pension, profit sharing retirement, bonus, or other extra compensation plans which the Corporation or any Affiliate has adopted, or may, at any time, adopt for the benefit of its employees.

         10.6 Execution of Receipts and Releases. Any payment of cash or any issuance or transfer of shares of Stock to the Holder, or to his legal representative, heir, legatee, or distributee, in accordance with the provisions hereof, shall, to the extent thereof, be in full satisfaction of all claims of such persons hereunder. The Committee may require any Holder, legal representative, heir, legatee, or distributee, as a condition precedent to such payment, to execute a release and receipt therefor in such form as it shall determine.

         10.7  No  Guarantee  of  Interests.   Neither  the  Committee  nor  the
Corporation guarantees the Stock of the Corporation from loss or depreciation.

         10.8 Payment of Expenses. All expenses incident to the administration, termination, or protection of the Plan, including, but not limited to, legal and accounting fees, shall be paid by the Corporation or its Affiliates; provided, however, the Corporation or an Affiliate may recover any and all damages, fees, expenses, and/or costs arising out of any actions taken by the Corporation to enforce its right to purchase Stock under Paragraph 6.11 hereof.

         10.9 Corporation Records. Records of the Corporation or its Affiliates regarding the Holder's period of employment, termination of employment and the reason therefor, leaves of absence, re-employment, and other matters shall be conclusive for all purposes hereunder, unless determined by the Committee to be incorrect.

         10.10 Information. The Corporation and its Affiliates shall, upon request or as may be specifically required hereunder, furnish or cause to be furnished, all of the information or documentation which is necessary or required by the Committee to perform its duties and functions under the Plan.

         10.11 No Liability of Corporation. The Corporation assumes no obligation or responsibility to the Holder or his personal representatives, heirs, legatees, or distributees for any act of, or failure to act on the part of, the Committee.

         10.12 Corporation Action. Any action required of the Corporation shall be by resolution of its Board of Directors or by a person ;authorized to act by resolution of the Board of Directors.

         10.13 Severability. If any provision of this Plan is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and the Plan shall be construed and enforced as if the illegal or invalid provision had never been included herein.

         10.14 Notices. Whenever any notice is required or permitted hereunder, such notice must be in writing and personally delivered or sent by mail. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered on the date on which it is personally delivered, or, whether actually received or not, on the third business day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address which such person has theretofore specified by written notice delivered in accordance herewith. The Corporation or a Holder may change, at any time and from time to time, by written notice to the other, the address which it or he had theretofore specified for receiving notices. Until changed in accordance herewith, the Corporation and each Holder shall specify as its and his address for receiving notices the address set forth in the Agreement pertaining to the shares to which such notice relates.

         10.15 Waiver of Notice. Any person entitled to notice hereunder may waive such notice.

         10.16 Successors. The Plan shall be binding upon the Holder, his heirs, legatees, and legal representatives, upon the Corporation, its successors, and assigns, and upon the Committee, and its successors.

         10.17 Headings. The titles and headings of Sections and Paragraphs are included for convenience of reference only and are not to be considered in construction of the provisions hereof.

         10.18 Governing Law. All questions arising with respect to the provisions of the Plan shall be determined by application of the laws of the State of Delaware except to the extent Delaware law is preempted by federal law. The obligation of the Corporation to sell and deliver Stock hereunder is subject to applicable laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Stock.

         10.19 Word Usage. Words used in the masculine shall apply to the feminine where applicable, and wherever the context of this Plan dictates, the plural shall be read as the singular and the singular as the plural.

SECTION 11.       Approval of Shareholders.
-----------       ------------------------

                  The Plan shall take effect on the date it is adopted by the Board of Directors. However, if this Plan is not approved by the holders of a majority of the outstanding shares of common stock, par value $.01 per share, of the Corporation, within the period beginning on the date the Board of Directors adopts the Plan and ending twelve (12) months after the date the Plan is adopted by the Board of Directors, none of the Options granted hereunder shall constitute Incentive Options; and if the Plan is not so approved at or before the first annual meeting of stockholders of the Corporation following the date the Board of Directors adopts the Plan, any Options granted under the Plan before the date such stockholders do approve the Plan to individuals subject to suit under Section 16b of the Act at the time of grant shall be null, void, and of no force and effect.

                  IN WITNESS WHEREOF, BSD Medical Corporation, acting by and through its officers hereunto daily authorized has executed this instrument, as of the 21st day of May, 1987.

                                               BSD MEDICAL CORPORATION
On Behalf of BSD Board of Directors

                                               By:/s/ Victor A. Vaguine
                                                  ---------------------
                                                   Title:  President

Exhibit 5.1 / Opinion of Counsel

                               OPINION OF COUNSEL

BSD Medical Corp.
2188 South 2200 South
West Valley, Utah  84119

     Re: BSD Medical Corp. Registration Statement on Form S-8, filed November 22, 2000

Gentlemen:

         We have acted as counsel to BSD Medical Corp., a Delaware corporation (the "Company"), in connection with the preparation of the above-referenced Registration Statement on Form S-8 (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission (the "Commission") on November 22, 2000. The Registration Statement relates to the registration under the Securities Act of 1933, as amended (the "Act"), of up to 1,800,000 shares of common stock (the "Shares"), par value $.01 per share, to be issued and sold by the Company pursuant to the 1987 Stock Option Plan and the 1998 Stock Incentive Plan of the Company.

         This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Act.

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Certificate of Incorporation of the Company; (ii) the Bylaws of the Company as amended to date;
(iii) certain resolutions and written consents of the Board of Directors of the Company relating to the offering of the Shares; (iv) the Registration Statement, and (v) such other documents as we have deemed necessary or appropriate as the basis for the opinions set forth below. In such examination, we have assumed the authenticity of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to this opinion which we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others.

         Members of our firm are admitted to the practice of law in the State of Utah, and we express no opinion as to the laws of any other jurisdiction.

         Based upon and subject to the foregoing, we are of the opinion that when (i) the Registration Statement becomes effective, and (ii) certificates representing the Shares are duly executed, countersigned, registered and delivered upon payment of the agreed upon consideration therefor, the Shares will be duly authorized, validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus contained therein. In giving such consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                             Very truly yours,

                                             /s/ Parsons Behle & Latimer

Exhibit 23.2 / Consent of Auditors

                         CONSENT OF INDEPENDENT AUDITORS

         We hereby consent to the incorporation by reference in this Registration Statement (Form S-8) dated November 22, 2000, pertaining to the 1987 Stock Option Plan and 1998 Stock Incentive Plan of BSD Medical Corp. of our report dated October 6, 1999, with respect to the financial statements of BSD Medical Corp. included in its Annual Report filed on Form 10-KSB for the fiscal year ended August 31, 1999, filed with the Securities and Exchange commission.


                                                /s/ Tanner+Co.

Salt Lake City, Utah
November 22, 2000